UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

SINGLEPOINT INC.
(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION

STATEMENT PURSUANT TO REGULATION 14C

OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED

SINGLEPOINT INC.

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) (682-7464)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Singlepoint Inc., a Nevada Company (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Our Board of Directors ratified the following Corporate Actions at a meeting of the Board of Directors on April 4, 2023.  We are sending you this Information Statement to notify you that on or about April 6, 2023, the Stockholders holding the voting power of a majority of our Common Stock (the “Majority Stockholders”) approved the following action (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders: a reverse stock split of the Company’s common stock, par value $0.0001 per share, (“Common Stock”), in a ratio of up to seven hundred fifty to one (750:1) (the “Reverse Split”) with exact ratio to be determined by the Chief Executive Officer (“CEO”)of the Company within one year of the date of the consent of the Majority Stockholders, and amending the Articles of Incorporation accordingly.

This information statement is being furnished in connection with the Corporate Actions to the holders of record of our outstanding shares of Common Stock.

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As described in this Information Statement, the Majority Stockholders, collectively representing approximately 56.7% of the voting power of the shares of Common Stock of the Company, approved the Corporate Actions by written consent in lieu of a meeting of Stockholders. This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Corporate Actions before they are consummated.  Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Corporate Actions.   The Corporate Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.  Record ownership will be determined as of                    , 2022, which we refer to as the Record Date.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE CORPORATE ACTION.

By order of the Board of Directors of

Singlepoint Inc.

Date:  June 14, 2023

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OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to 5,000,000,000 shares of Common Stock, and 100,000,000 shares of Preferred Stock, of which 80,000,000 shares are designated Class A Convertible Preferred Stock (“Class A Stock”), 1,500 shares are designated Class B Convertible Preferred Stock (“Class B Stock”), 1,500 shares are designated Class C Convertible Preferred Stock (“Class C Stock”), 2,000 shares are designated Class D Convertible Preferred Stock (“Class D Stock”), and 5,000 shares are designated Class E Convertible Preferred Stock (“Class E Stock”). As of the Record Date, we had 1,733,781,837 shares of Common Stock issued and outstanding, 0 shares of Class A Stock, 0 shares of Class B Stock, 0 shares of Class C Stock, 1,850 shares of Class D Stock, and 2,323 shares of Class E Stock issued and outstanding.

Dissenting Stockholders

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the Corporate Actions contemplated hereby.

FORWARD-LOOKING STATEMENTS

This Information Statement and the other reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by any such forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or other variations on these words or words of similar import.

Forward-looking statements are merely our current predictions of future events. Investors are cautioned that any such forward-looking statements are inherently uncertain, are not guarantees of future performance and involve risks and uncertainties. There are a number of factors that could negatively affect our business and the value of our securities, including, but not limited to, fluctuations in the market price of our Common Stock; changes in our plans, strategies and intentions; changes in market valuations associated with our cash flows and operating results; the impact of significant acquisitions, dispositions and other similar transactions; and our ability to attract and retain key employees. Such factors could materially affect our future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to our Company. Although we have sought to identify the most significant risks to our business, we cannot predict whether, or to what extent, any of such risks may be realized, nor is there any assurance that we have identified all possible issues that we might face.

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In light of these uncertainties, stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Information Statement. Except as specified in applicable SEC regulations, the Company is not under any obligation, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to carefully review and consider the various disclosures we make in this Information Statement and our reports filed with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following tables set forth, as of June 13, 2023, certain information concerning the beneficial ownership of our capital stock:

•	each stockholder known to us to own beneficially 5% or more of any class of our outstanding stock;

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above.  Except otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentages in the table below are based on 1,733,781,837 shares of Common Stock outstanding as of June 13, 2023 and does not give effect to conversions of the 1,850 shares of Class D Stock and 2,323 share of Class E Stock, as well as the Company’s previously outstanding convertible indebtedness.

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Unless otherwise indicated, the address of each person or entity named below is c/o Singlepoint Inc., 3104 E Camelback Rd #2137, Phoenix, AZ 85016.

	Common Stock
	No.	%
5% Stockholders
Brenda Lambrecht	373,629,780	21.55%

Named Executive Officers and Directors
Wil Ralston	387,562,116	22.35%
Eric Lofdahl)	215,672,752	12.43%
Corey Lambrecht	243,834,001	14.06%
Jim Rulfs	224,925	*
All executive officers and directors as a group (4 individuals)	847,293,794	48.87%

REVERSE SPLIT

The Board of Directors and Majority Shareholders approved the Reverse Split. As authorized by the consent of the Majority Shareholders. At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post Reverse Split Common Stock for each three hundred shares of pre-Reverse Split Common Stock held. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. Under Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, the approval of the above-mentioned Reverse Split requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders. Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing shareholders of the Reverse Split, in the manner required under the Exchange Act. The Reverse Split will become effective the date which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders and notification to and approval by FINRA of the same. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

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The Reverse Split will not change the number of authorized shares of Common Stock, or the relative voting power of the holders of our common stock. The Reverse Split would affect all of our holders of Common Stock uniformly. The Board unanimously approved Action and the Majority Shareholders approved it on April 6, 2023.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our shareholders outweigh the risks.

Reasons for the Reverse Split

The primary purpose for effecting the Reverse Split would be to increase the per share price of our Common Stock.

Risks Associated with the Reverse Split

Some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. A Reverse Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders. The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of the Reverse Split

Our issued and outstanding shares of Common Stock would decrease at a rate of one share of Common Stock for up to every 750 shares of Common Stock currently outstanding, with adjustment for any fractional shares. The Reverse Split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Split will be rounded up to the next whole share. The Reverse Split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the Reverse Split would remain fully paid and non-assessable.

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In addition, a Reverse Split would have the following effects:

Increase the Per Share Price of our Common Stock - By combining a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. The effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a Reverse Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the Reverse Split, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the Reverse Split not been affected.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We would file a certificate of amendment to our Amended and Restated Articles of Incorporation with the Secretary of the State of Nevada to affect the Reverse Split. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Split ratio of up to 1:750. As soon as practicable after the effective date of the Reverse Split, shareholders would be notified that the Reverse Split had been effected.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no director or officer of the Company, or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Such reports, proxy statements and other information are available on the Commission’s website at www.sec.gov. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Information is to be mailed.

By order of the Board of Directors

Date: June 14, 2023

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